Exhibit 1.1
EXECUTION VERSION

5,000,000 Shares of Common Stock

ELLINGTON FINANCIAL INC.

UNDERWRITING AGREEMENT
October 12, 2021

Morgan Stanley & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
UBS Securities LLC

As Representatives of the Several Underwriters,

c/o    Morgan Stanley & Co. LLC
    1585 Broadway
    New York, New York 10036

c/o    BofA Securities, Inc.
    One Bryant Park
    New York, New York 10036

c/o    J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o    UBS Securities LLC
    1285 Avenue of the Americas
    New York, New York 10019

Dear Sirs:
1. Introductory. Ellington Financial Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) for whom Morgan Stanley and Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and UBS Securities LLC are acting as representatives (the “Representatives”) to issue and sell to the several Underwriters 5,000,000 (the “Firm Securities”) of its common stock, $0.001 par value per share (the “Securities”), and also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 750,000 additional Securities (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

2. Representations and Warranties of the Company and the Manager.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-254762) covering the registration of the

Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, as amended, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) filed pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430B Information and all 430C Information, if any, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430B Information and all 430C Information, if any, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this agreement (this “Agreement”), the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and no stop order suspending the effectiveness of the Initial Registration Statement has been issued by the Commission and to the knowledge of the Company no proceedings for that purpose have been instituted or threatened by the Commission. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
For purposes of this Agreement:
“430B Information,” with respect to any registration statement, means information included in a prospectus then deemed, or retroactively deemed, to be a part of such registration statement pursuant to Rule 430B.
“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 7:20 p.m. (Eastern time) on October 12, 2021.
“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” means the Securities and Exchange Commission.
“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and 430C Information, if any, and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
The Initial Registration Statement and the Additional Registration Statement (if any) are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430B Information and 430C Information, if any, in each case with respect to a Registration Statement, shall be considered to be included in such Registration Statement as of the time specified in Rule 430B or Rule 430C under the Act, respectively. Any reference in this Agreement to a Registration Statement, any preliminary prospectus supplement, the Final Prospectus or the Statutory Prospectus, shall be deemed to refer to and include the documents incorporated by reference therein as of the Effective Time of such Registration Statement or the date of such preliminary prospectus supplement, the Final Prospectus or the Statutory Prospectus, as the case may be.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, and the rules of the New York Stock Exchange (“Exchange Rules”).
“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430B Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430B Information and 430C Information, if any, shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
“Testing-the-Waters Communication” means any oral or written communication prepared by the Company or consented to by the Company with potential investors undertaken in reliance on Section 5(d) of the Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
(ii)Compliance with Act Requirements. (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(b) hereof).

(iii)Ineligible Issuer Status. (A) At the time of the initial filing of the Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv)General Disclosure Package. As of the Applicable Time, as of the First Closing Date and any Optional Closing Date, none of (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the

Applicable Time and the preliminary prospectus supplement, dated October 12, 2021, including the base prospectus dated April 9, 2021 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (B) any individual Limited Use Issuer Free Writing Prospectus and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(b) hereof).

(v)Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus and through and including the time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)Good Standing of the Company. The Company has been duly incorporated under the laws of the State of Delaware and is existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and to execute and deliver this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Company Material Adverse Effect”).

(vii)Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, and is existing and in good standing under the laws of its jurisdiction of incorporation or organization, with the requisite power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Company Material Adverse Effect; all of the issued and outstanding capital stock, limited liability company interests or limited partnership interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock, limited liability company interests or limited partnership interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects. There are no direct or indirect significant consolidated subsidiaries of the Company that are not listed on Schedule D hereto and, except as disclosed in the General Disclosure Package, each subsidiary of the Company is a wholly-owned subsidiary, direct or indirect, of the Company.

(viii)Offered Securities. The Offered Securities and all outstanding Securities or other equity interests of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding Securities or other equity interests of the Company are, and, the Offered Securities when issued and delivered by the Company and paid for in accordance with this Agreement on each Closing Date will be, validly issued, fully paid and nonassessable; the Securities (including the Offered Securities) conform in all material respects to the information in the General Disclosure Package and to the description of such Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive or similar rights with respect to the Securities; and none of the outstanding Securities of the Company have been issued in violation of any preemptive or similar rights of any security holder arising by operation of law, under the certificate of incorporation, bylaws or other organizational documents, each as amended as of the date hereof (collectively “Organizational Documents”), of the Company, under any agreement to which the Company is a party or otherwise; and except as disclosed in or contemplated by both the General Disclosure Package and the Final Prospectus, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any common stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such shares of common stock or any such convertible or exchangeable securities or obligations, (c) long-term incentive plans, capital share bonus or other long-term incentive plans or arrangements and the options or other rights granted thereunder or (d) obligations of the Company to issue or sell any shares of common stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case, other than by the means of the preliminary prospectus supplement referred to in Section 2(a)(iv) hereof.

(ix)Other Offerings. Except as disclosed in the General Disclosure Package, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(x)Finder’s and Other Fees. Except with respect to the Underwriters pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, and neither the Company nor any of its subsidiaries has paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).

(xi)LTIP Units. With respect to the long-term incentive plan units (the “LTIP Units”) granted pursuant to the equity-based compensation plans of the Company (the “Company Incentive Plans”), (A) each grant of an LTIP Unit was duly authorized no later than the date on which the grant of such LTIP Unit was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (the “Board”) (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) each such grant was made in accordance with the terms of the Company Incentive Plans, the Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC and all other applicable laws and regulatory rules or requirements, and (C) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States (“GAAP”) in the consolidated financial statements (including the related notes) of the Company and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, LTIP Units prior to, or otherwise coordinating the grant of LTIP Units with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xii)Registration Rights. Except as disclosed in the General Disclosure Package, and except for the registration rights conferred by that certain Registration Rights Agreement dated as of August 17, 2007, by and between the Company, Friedman, Billings, Ramsey & Co., Inc. and the Manager (as defined below), there are no persons with registration or other similar rights to have any securities registered by the Company or any of its subsidiaries (collectively, “registration rights”) and such registration rights have been duly waived or complied with.

(xiii)Listing. As of the Closing Date, an application for the listing of the Offered Securities shall have been submitted to the New York Stock Exchange.

(xiv)Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company or any of its subsidiaries, except (A) for the filing of the Final Prospectus pursuant to, and within the time period required by, Rule 424(b) and (B) such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered or FINRA.

(xv)Title to Property. Each of the Company and its subsidiaries owns or leases under valid, existing and enforceable leases all such properties as are necessary to the conduct of their businesses as presently operated and as proposed to be operated as described in the General Disclosure Package. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good title to all personal property owned by them free and clear of any and all liens, encumbrances, charges or defects except such as are described in the General Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort instituted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases.

(xvi)Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement and performance by the Company of the Seventh Amended and Restated Management Agreement, effective as of March 13, 2018, between the Company and Ellington Financial Management, LLC (the “Manager”) (the “Management Agreement”), and the issuance, sale and delivery of the Offered Securities by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Company or its subsidiaries, (B) conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (“Default”) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which it or its respective properties may be bound or are subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or its subsidiaries, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries.

(xvii)Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its Organizational Documents, (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of its subsidiaries, except with respect to clauses (B) and (C) only, for such breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(xviii)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xix)Authorization of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity

(xx)Possession of Licenses and Permits. Each of the Company and its subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in both the General Disclosure Package and the Final Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; neither the

Company nor any of its subsidiaries is in violation of, or in Default under, any such license, permit, certificate, authorization, consent or approval, the effect of which would have a Company Material Adverse Effect.

(xxi)Possession of Intellectual Property. Each of the Company and its subsidiaries owns or possesses or can obtain or acquire on reasonable terms from the Manager and its affiliates such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and its subsidiaries to conduct the Company’s business described in the General Disclosure Package and the Final Prospectus, and neither the Company nor any of its subsidiaries has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any of its subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Company Material Adverse Effect.

(xxii)Data Security. (A) The Company and its subsidiaries have materially complied and are presently in material compliance with all internal policies implemented by the Company or any public-facing policies authored by the Company, all contractual obligations binding on the Company or any of its subsidiaries, and all laws, statutes and regulations, and to the Company’s knowledge, judgments, orders or rules of any court or arbitrator or other governmental or regulatory authority binding the Company or any of its subsidiaries, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable household, or regulated data (“Data Security Obligations”, and such data, “Data”); (B) the Company has not received any written notification or complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with, any Data Security Obligation; (C) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance by the Company with any Data Security Obligation; (D) the Company and each of its subsidiaries have taken commercially reasonable technical and organizational measures necessary to protect the information technology systems owned or controlled by the Company or any of its subsidiaries (including any Data processed thereon or otherwise processed by the Company) and used in connection with the operation of the Company’s and its subsidiaries’ businesses; (E) without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established and maintained reasonable information technology, information security, cyber security and data protection controls, policies and procedures, designed to protect against and prevent a breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”); and (F) to the Company’s knowledge, there has been no such material Breach, and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach.

(xxiii)Compliance with Laws. Neither the Company nor any of its subsidiaries has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the rules and regulations promulgated thereunder, that if determined adversely, would have a Company Material Adverse Effect.

(xxiv)Anti-Corruption Laws. (A) None of the Company or any of its subsidiaries or affiliates, nor to the Company’s knowledge, any director, officer, or employee thereof, nor any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (B) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxv)Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxvi)Compliance with OFAC.  None of the Company or any of its subsidiaries, nor to the knowledge of the Company, any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

1. the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or
2.located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

None of the Company or any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities or business of or with any person or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any person or entity (including any person or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions

(xxvii)No Restrictions on Payments by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s limited partnership or limited liability company interests, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(xxviii)Accurate Tax Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” and in the Company’s Annual Report on Form 10-K under the headings “Item 1A. Risk Factors—U.S. Federal Income Tax Risks,” and “Item 1. Business—Operating and Regulatory Structure—Tax Requirements,” insofar as such statements constitute summaries of legal matters, agreements or documents discussed therein are correct in all material respects and fairly summarize such legal matters, agreements or documents.

(xxix)Exhibits. There are no legal or governmental proceedings, contracts, agreements, leases, or other documents of a character required to be described in the General Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(xxx)Absence of Manipulation. Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, neither the Company nor any of its subsidiaries, nor any of their respective officers, directors, representatives or affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Act, the

Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxxi)Statistical and Market Related Data. Any third party statistical and market related data included or incorporated by reference in a Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believed to be reliable and accurate as of the respective dates that such data were included in the Registration Statement, General Disclosure Package or Final Prospectus.

(xxxii)Internal Controls of the Company and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, the Company, its subsidiaries and the Board are in compliance with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for therein in all material respects. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and as of the date hereof the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Company Material Adverse Effect.
(xxxiii)Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Company Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Management Agreement, or which are otherwise material and adverse in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Company, threatened or contemplated; other than the Underwriters, neither the Company nor any of its subsidiaries has authorized anyone to make any representations regarding the offer and sale of the Offered Securities, or regarding the Company or any of its subsidiaries in connection therewith; the Company has not received notice of any order or decree preventing the use of the General Disclosure Package or the Final Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to the Company’s knowledge, is contemplated.

(xxxiv)Financial Statements of the Company. The financial statements included or incorporated by reference in each Registration Statement and the General Disclosure Package present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis. The Company and its consolidated subsidiaries, taken as a whole, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Accounting Standards Codification 810), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Prospectus fairly presents the information called for therein in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxv)Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication.
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(xxxvi)Real Estate Investment Trust Status. Commencing with its taxable year ended December 31, 2019, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the “Code”), and the Company’s current and proposed method of operation as described in the General Disclosure Package and the Final Prospectus will enable the Company to meet, on a continuing basis, the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) by the Company which would reasonably be expected to cause such qualification and taxation to be lost. The Company currently intends to continue to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code. The Company has no current intention of changing its operations or engaging in activities which would reasonably be expected to cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT under the Code.

(xxxvii)Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included as a part of the Registration Statement, the General Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company as required by the Act and the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States).

(xxxviii)No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, (C) there has been no material adverse change in the capital shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (D) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company other than transactions in the ordinary course of business, (E) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (F) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxix)Investment Company Act. The Company and its subsidiaries are not, and, upon the issuance and sale of the Offered Securities and the application of the net proceeds thereof as described in the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will not be required to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xl)Tax Filings. Except where such failure to file or pay an assessment or lien would not, individually or in the aggregate, have a Company Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company and each of its subsidiaries has duly prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, (and all such returns are correct and complete) and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s or each of its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company’s or each of its subsidiaries’ knowledge, threatened; (C) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business; and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company except for such a tax lien for any tax, assessment, governmental or other similar charge, which is not yet due and payable.

(xli)Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of such insurance are in full force and effect, except where the failure to maintain such insurance in full force and effect would not have a Company Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage applied for; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(xlii)Policies and Guidelines. The Company’s and its subsidiaries’ conflicts of interest, investment allocation and operating policies and investment guidelines described in the General Disclosure Package and the Final Prospectus accurately reflect in all material respects the current intentions of the Company and its subsidiaries with respect to the operation of its business.

(xliii)Broker-Dealer. Except with respect to a subsidiary of the Company that has filed a New Member Application with FINRA as of the date of this Agreement, neither the Company nor any of its subsidiaries (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Rules and Regulations thereunder, or (B) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or has any other affiliation (within the meaning of FINRA Rule 5121) with, any member firm of FINRA, except as disclosed in the General Disclosure Package.

(xliv)Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Final Prospectus or any amendment or supplement thereto, when they were or are filed with the Commission under the Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, and, when read together with the other information in the Final Prospectus, (i) at the time the Initial Registration Statement became effective, (ii) at the earlier of the time the Final Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (iii) at the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(xlv)Related Party Transactions. Except as disclosed in the General Disclosure Package, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the trustees, officers, or stockholders of the Company or any of its subsidiaries on the other hand, that is required by the Securities Act to be described in the General Disclosure Package and which is not so described.

(b)The Manager represents and warrants to, and agrees with, the several Underwriters that:

(i)Certain Information. The information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus specifically insofar as it pertains directly to the Manager (collectively, the “Manager Package”) is true and correct in all material respects.

(ii)Good Standing of the Manager. The Manager has been duly organized as a limited liability company and is existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package and to execute and deliver this Agreement; and the Manager is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager (a “Manager Material Adverse Effect”). The Manager does not own or control, directly or indirectly, any subsidiaries.

(iii)Finder’s and Other Fees. Except with respect to the Underwriters pursuant to this Agreement, the Manager has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, nor has the Manager paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).

(iv)Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company or any of its subsidiaries, except such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered or FINRA.

(v)Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Manager of this Agreement and the performance of the Management Agreement and the Services Agreement, dated August 17, 2007, as amended and restated October 7, 2009, between the Manager and Ellington Management Group, L.L.C. (“Ellington”) (the “Services Agreement”), by the Manager and the issuance, sale and delivery of the Offered Securities by the Company and the consummation by the Manager of the transactions contemplated hereby and thereby, and compliance by the Manager with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Manager, (B) conflict with, or result in any breach of or constitute a Default under any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its respective properties may be bound or are subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Manager.

(vi)Absence of Existing Defaults and Conflicts. The Manager is not (A) in violation of its Organizational Documents; (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except with respect to clauses (B) and (C), for such breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect.

(vii)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(viii)Management Agreement and Services Agreement. Each of the Management Agreement and the Services Agreement has been duly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity

(ix)Possession of Licenses and Permits. The Manager has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its business as described in the General Disclosure Package and the Final Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect; to its knowledge, the Manager is not in violation of, or in

Default under, any such license, permit, certificate, authorization, consent or approval, the effect of which could have a Manager Material Adverse Effect.

(x)No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, subsequent to the respective dates as of which information is given in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager that is material and adverse or that would affect the Manager’s ability to perform its obligations under this Agreement, the Management Agreement or the Services Agreement, (B) there has been no material adverse change in the capital shares, limited liability company interests, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Manager and (C) there has been no transaction, other than in the ordinary course of business, which is material to the Manager, contemplated or entered into, by the Manager.

(xi)Possession of Intellectual Property. The Manager or its affiliates own or possess such licenses or other rights to use all Intangibles as are necessary to entitle the Manager to conduct its business as described in the General Disclosure Package and the Final Prospectus, and the Manager has not received written notice of any infringement of or conflict with (and, upon due inquiry, the Manager has no knowledge of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would have a Manager Material Adverse Effect.

(xii)Absence of Manipulation. Other than permitted activity pursuant to Regulation M and Rule 10b-18, neither the Manager nor any of its affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Act, the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xiii)Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Manager is a party or of which any property or assets of the Manager is the subject, which, if determined adversely to the Manager, would, individually or in the aggregate, have a Manager Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement, the Management Agreement or the Services Agreement or which are otherwise material and adverse in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Manager, threatened or contemplated; other than the Underwriters, the Manager has not authorized anyone to make any representations regarding the offer and sale of the Offered Securities, or regarding the Company, any of its subsidiaries or the Manager in connection therewith; the Manager has not received notice of any order or decree preventing the use of the General Disclosure Package or the Final Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.

(xiv)Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement and as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xv)Internal Controls of the Manager. The Manager maintains a system of internal controls in place sufficient to provide that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(c)Certificates. Any certificate signed by any officer of the Company, any of its subsidiaries or the Manager delivered to the Representatives or to counsel for the Representatives pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company, such subsidiary, or the Manager, as the case may be, to the Representatives as to the matters covered thereby.

(d)No Reliance. Neither the Company nor the Manager has relied upon the Underwriters or legal counsel for the Underwriters for any legal, accounting, regulatory or tax advice in connection with the offering and sale of the Offered Securities, and the Company and the Manager have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

3.Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $18.03 per share, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Ropes & Gray LLP (unless another place shall be agreed upon by the Representatives and the Company), at 9:00 a.m., New York time, on October 15, 2021, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Certificates representing any certificated Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Ropes & Gray LLP at least 24 hours prior to the First Closing Date.
In addition, upon written notice from the Representatives given to the Company from time to time (but on not more than two separate occasions) not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time on not more than two occasions and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Ropes & Gray LLP (unless another place shall be agreed upon by the Representatives and the Company). Certificates representing any certificated Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Ropes & Gray LLP at a reasonable time in advance of such Optional Closing Date.
4.Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.Certain Agreements of the Company and the Manager. The Company and, for so long as the Manager is the manager of the Company, the Manager, jointly and severally, agree with the several Underwriters that:

(a)Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with the time periods specified by Rule 424(b) and not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not affect such amendment or supplementation without the Representatives’ consent after the Representatives have been furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)Furnishing of Registration Statement and Prospectuses. The Company has furnished or will furnish to the Representatives copies of each Registration Statement (of which are or will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so furnished on the business day following the execution and delivery of this Agreement at a time reasonably requested by the Representatives, or as otherwise agreed by the Representatives. All other documents shall be so furnished as soon as reasonably practicable. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will maintain such qualification in effect so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction.

(g)Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as reasonably practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as reasonably practicable, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Representatives or the other Underwriters.

(h)Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including the reasonable fees and disbursement of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under foreign securities laws or the state securities or blue sky laws as provided in Section 5(f) and the preparation and printing of memoranda relating thereto, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company incurred in connection therewith, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(j)Absence of Manipulation. Other than permitted activity pursuant to Regulation M and Rule 10b-18 under the Exchange Act, neither the Company nor the Manager will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)Taxes. The Company will pay, and will indemnify and hold harmless the Underwriters against, any taxes, including documentary, stamp or similar transfer taxes, in connection with the preparation, issue, sale and delivery of the Offered Securities and on the execution and delivery of this Agreement.

(l)Enforcement of Existing Lock-Up Agreements. The Company and the Manager will use their reasonable best efforts to enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the issuance and sale of the Offered Securities and to direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(m)Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions, without the prior written consent of Morgan Stanley & Co. LLC, with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly announce the intention to take any such action, except with respect to (a) the issuance of the Offered Securities to be sold hereunder, (b) any Securities issued or issuable in connection with any acquisition, merger, consolidation or joint venture, (c) any Securities issued or issuable by the Company upon the exercise of an option or conversion of an LTIP Unit outstanding on the date hereof and referred to in both the General Disclosure Package and the Final Prospectus, (d) issuances of options or grants of restricted Securities under the Company Incentive Plans (as such plans are described in both the General Disclosure Package and the Final Prospectus) or (e) the filing of a registration statement on Form S-8 to register any securities issued or issuable under the Company Incentive Plans (as such plans are described in both the General Disclosure Package and the Final Prospectus). In addition, except as contemplated in the immediately preceding sentence, the Company will not grant any person any registration or other similar rights to have any securities registered by the Company or any of its subsidiaries during the Lock-Up Period. The Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that Morgan Stanley & Co. LLC consents to in writing.

The restrictions contained in the preceding paragraph shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (i) no transfer of Securities under such plan occur during the Lock-up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Lock-up Period.

(n)Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of Sarbanes-Oxley.

(o)Investment Company. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities, and the Company and each of its subsidiaries will conduct its affairs, in such a manner so as to ensure that neither the Company nor any of its subsidiaries will be required to register as an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act.

(p)Real Estate Investment Trust. The Company will use its best efforts to continue to be operated and organized in conformity with the requirements for qualification and taxation as a REIT under the Code for all subsequent taxable years, unless the Board determines in good faith that it is no longer in the best interests of the Company or the Company’s stockholders to maintain the Company’s qualification as a REIT under the Code.

(q)Listing. The Company will use its reasonable best efforts to cause the Offered Securities to be approved for listing on the New York Stock Exchange.

(r)Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication when delivery of a Prospectus is required under the Act there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission

6.Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)Accountants’ Comfort Letter. The Representatives shall have received customary comfort letters, dated the date hereof, as of the First Closing Date and any Optional Closing Date, of PricewaterhouseCoopers LLP, in each case in form and substance satisfactory to the Representatives and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the General Disclosure Package, the Final Prospectus and the Registration Statement; provided that the letter delivered on the First Closing Date shall use a “cut-off” date of no more than three business days prior to the First Closing Date.

(b)Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, or the Manager which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the

Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)Opinions of Counsel. The Representatives shall have received the following each dated such Closing Date, (i) (x) a written opinion of Vinson & Elkins L.L.P., corporate counsel to the Company (“Company Counsel”) and (y) a written negative assurance letter from Company Counsel, in the forms attached hereto as Exhibit A-1 and Exhibit A-2, respectively, (ii) a written opinion of Hunton Andrews Kurth LLP, tax counsel to the Company, in the form attached hereto as Exhibit B and (iii) a written opinion of Hunton Andrews Kurth LLP, Investment Company Act counsel to the Company, in the form attached hereto as Exhibit C.

(e)Opinion of Daniel Margolis, Esq. The Representatives shall have received the opinion, dated such Closing Date, of Daniel Margolis, Esq., General Counsel of Ellington, in the form attached hereto as Exhibit D.

(f)Opinion of Counsel for Underwriters. The Representatives shall have received from Ropes & Gray LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)Company Officer’s Certificates. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct (as though made on and as of such Closing Date); the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)Manager Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Manager and a principal financial or accounting officer of the Manager, in which such officers shall state that the representations and warranties of the Manager in this Agreement are true and correct (as though made on and as of such Closing Date); and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i)CFO Certificate. The Representatives shall have received a certificate, dated as of the date hereof and as of such Closing Date, of the Chief Financial Officer of the Company in a form acceptable to the Representatives.

(j)Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received a lock-up agreement in substantially the form attached hereto as Exhibit E from each of the individuals and entities listed on Schedule C hereto.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
8.Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in subsection (b) below).

(b)Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication (or any supplement or amendment to any of the foregoing) or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication (or any supplement or amendment to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information contained in the eleventh paragraph under the caption “Underwriting” (such information, the “Underwriter Information”).

(c)Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Manager, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Manager or their respective officers and of the several

Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect; provided, however, that if the purchase of the Offered Securities by the Underwriters is not consummated as a result of the occurrence or happening of an event described in clauses 7(c)(iii), (iv), (vi), (vii) or (viii) hereof, such termination shall be without liability of any party to the other except as provided in Section 5(h). In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and Syndicate (fax: (212) 713-3371), c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com), c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (fax: (212) 622-8358) and c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371) with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10012; Attention: Paul D. Tropp, Esq., if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 53 Forest Avenue, Old Greenwich, CT 06870, Attention: Laurence Penn, Chief Executive Officer and President, with a copy to Vinson & Elkins L.L.P., 901 East Byrd Street Suite 1500, Richmond, Virginia 23219; Attention: Daniel M. LeBey, Esq., or if sent to the Manager, will be mailed, delivered or telegraphed to and confirmed to it at 53 Forest Avenue, Old Greenwich, CT 06870, Attention: Laurence Penn; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, or in the case of Section 5(m) by Morgan Stanley & Co. LLC, will be binding upon all the Underwriters.

14.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

15.Absence of Fiduciary Relationship. The Company and the Manager acknowledge and agree that:

(a)No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Manager, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or the Manager on other matters;

(b)Absence of Obligation to Disclose. The Company and the Manager have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship;

(c)Waiver. The Company and the Manager waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including stockholders, employees or creditors of the Company or the Manager; and

(d)Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’-length negotiations with the Underwriters, and the Company and the Manager are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement.

16.Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury regulations thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

17.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company and the Manager one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Manager and the several Underwriters in accordance with its terms.
                    Very truly yours,
ELLINGTON FINANCIAL INC.
By: /s/JR Herlihy
Name: JR Herlihy
Title: Chief Financial Officer

ELLINGTON FINANCIAL MANAGEMENT LLC
By: /s/ JR Herlihy
Name: JR Herlihy
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
MORGAN STANLEY & CO. LLC

By: /s/ Michael Occi
Name: Michael Occi
Title: Managing Director

BOFA SECURITIES, INC.

By: /s/ Neil Abromavage
Name: Neil Abromavage
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By: /s/ Michael Rhodes
Name: Michael Rhodes
Title: Vice President

UBS SECURITIES LLC

By: /s/ James Anderson
Name: James Anderson
Title: Managing Director

By: /s/ John Delgado-McCollum
Name: John Delgado-McCollum
Title: Associate Director

Acting on behalf of themselves and as Representatives
of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Morgan Stanley & Co. LLC	1,250,000
BofA Securities, Inc.	1,000,000
J.P. Morgan Securities LLC	1,000,000
UBS Securities LLC	1,000,000
Keefe, Bruyette & Woods, Inc.	500,000
BTIG, LLC	125,000
Piper Sandler & Co.	125,000
Total	5,000,000

SCHEDULE B
1.General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

None.

2.Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
Pricing Terms
i.The initial public offering price per share for the Offered Securities shall be as to each investor, the price paid by such investor.

SCHEDULE C
List of Individuals and Entities Subject to a Lock-Up Agreement

30-Day Lock-Up

SCHEDULE D
List of Subsidiaries
EF Mortgage LLC
EF Securities LLC
EF CMO LLC
Ellington Financial Operating Partnership LLC
EF Corporate Holdings LLC
EF MBS/ABS Holdings LLC
EFQ LLC
EF SBC 2013-1 LLC
EF Holdco Inc.
EF Cayman Holdings Ltd.
EF SBC 2013-1 REO Holdings LLC
EF CH LLC
Ellington Financial REIT
EF Residential Loans LLC
EF SBC 2015-2 LLC
Ellington Financial REIT TRS LLC
EF SBC 2015-1 LLC
EF CH2 LLC
EF CH3 LLC
EF CH4 LLC
EF NM 2015-1 LLC
EF SBC 2016-1 LLC
EF Holdco WRE Assets LLC
EF Holdco RER Assets LLC
EF Holdco AL Assets LLC
EF Titan SBC 2016-1 LLC
EF SBC FM Holdings LLC
EF Edgewood SBC 2016-1 LLC
EF Edgewood SBC 2018-1 LLC
    EF Mortgage Depositor LLC
    EF Mortgage Depositor II LLC
    Ellington Financial REIT Cayman Ltd.
    EF PW 2019-SENS LLC
Ellington Financial REIT QLH LLC
EF Mortgage Depositor III LLC
EF Holdco WRE Assets REO LLC
Armstrong Securities Holdings LLC
Armstrong Securities LLC
EF WH LLC

EXHIBITA-1

Form of Opinion of Vinson & Elkins L.L.P., counsel to the Company

EXHIBIT A-2

Form of Negative Assurance Letter of Vinson & Elkins L.L.P., corporate counsel to the Company

EXHIBIT B

Form of Opinion of Hunton Andrews Kurth LLP, tax counsel to the Company

EXHIBIT C

Form of Opinion of Hunton Andrews Kurth LLP, Investment Company Act Counsel to the Company

EXHIBIT D

Form of Opinion of Daniel Margolis, Esq., General Counsel of
Ellington

EXHIBIT E

Form of Lock-up Agreement